Exhibit 10.2

FUND VALUATION SERVICES AGREEMENT

THIS AGREEMENT made effective as of the 9th day of September, 2011.

AMONG:	APMEX PHYSICAL – 1 OZ. GOLD REDEEMABLE TRUST (hereinafter referred to as the “Fund”) by its trustee, COMPUTERSHARE TRUST COMPANY OF CANADA (the “Trustee”)

-and-

RBC DEXIA INVESTOR SERVICES TRUST, a trust company incorporated under the laws of Canada (the “Service Provider”)

WHEREAS the Fund wishes to retain the Service Provider, in its capacity as a service provider, to provide certain fund valuation services (collectively, the “Services”) for the Fund, subject to and in accordance with the terms and conditions hereinafter set forth with effect from the date first written above;

AND WHEREAS pursuant to the Management Agreement, the Trustee has delegated certain of its duties, powers and authorities to the Manager including the power and authority to direct the Service Provider with respect to all ongoing day to day valuation services provided to the Fund in accordance with the terms of this Agreement;

AND WHEREAS the Service Provider, in its capacity as a service provider, has agreed to provide such Services subject to and, in accordance with, the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the premises and of the mutual agreements set forth in this Agreement, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties hereto), the parties hereby agree as follows:

Section 1                                             Definitions

Unless otherwise defined in this Agreement, the following terms shall have the following meanings:

(a)                                  “Agreement” means this Fund Valuation Services Agreement, as amended, restated, supplemented or replaced from time to time, together with all attached schedules;

(b)                                 “Business Day” means any day on which NYSE ARCA and/or the Toronto Stock Exchange is open for business;

(c)                                  “Close of Business” means 4:00 p.m. (Toronto time), the time at which trading ceases on NYSE ARCA and the Toronto Stock Exchange on a particular date, or when used in connection with the valuation of a particular security not listed on  NYSE ARCA or the Toronto Stock Exchange, such term shall mean the time at which trading ceases in the relevant market for such security or such other time as the Service Provider deems appropriate;

(d)                                 “Directions” means all directions, authorizations, notices, requests and instructions given in accordance with Section 4 by an officer, person or other representative authorized to act on behalf of the Manager or a Third Party Service Provider or, if otherwise required hereunder, by the Fund acting by the Trustee, as the case may be;

(e)                                  “Fund Property” at any time, means any and all securities, property and assets, real and personal, tangible and intangible, transferred, conveyed or paid to the Fund as directed by the Manager to the Service Provider, including:

(i)                                     all cash on hand or on deposit in the Fund including funds realized from the sale of Units of the Fund and any proceeds of disposition of any of the following property and assets;

(ii)                                  all American Gold Eagle bullion coins, Canadian Gold Maple Leaf bullion coins and gold bullion bars and rounds (the “Gold Coins”) owned by or contracted for the  Fund from time to time and delivered to the Fund;

(iii)                               all investments, proceeds or property of any type or description (other than Gold Coins) from time to time delivered to the Fund;

(iv)                              all bills, notes and accounts receivable of the Fund;

(v)                                 all income, interest, profit, gains and accretions and additional rights arising from or accruing to such foregoing property or such proceeds of disposition; and

(vi)                              prepaid expenses of the Fund;

(f)                                    “Management Agreement” means the management agreement between the Manager and the Fund dated March 10, 2011;

(g)                                 “Manager” means APMEX Precious Metals Management Services, Inc.;

(h)                                 “Net Asset Value of the Fund” and “Net Asset Value per Unit” have the meanings ascribed to them in Section 3 herein;

(i)                                     “Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

(j)                                     “Service Provider” means, for greater certainty, RBC Dexia Investor Services Trust, in its capacity as service provider hereunder;

(k)                                  “Third Party Service Provider” means any dealers, investment advisors, investment managers, consultants or other agents appointed by the Manager on behalf of the Fund from time to time in connection with its responsibilities hereunder. The Manager shall, or may, by Direction specify that such Third Party Service Provider shall direct the Service Provider as to any matters in Section 3 or related thereto, requiring the Manager’s Direction;

(l)                                     “Unit” means a unit of beneficial interest in the Fund and includes a fraction thereof;

(m)                               “Valuation Day” means, every Business Day in each month in each year and in any event the last Business Day of each year or such other day as determined by the Manager and agreed to by the Service Provider, from time to time;

(n)                                 “Valuation Time” means the Close of Business on a Valuation Day.

Section 2               Appointment of Service Provider

2.1          Appointment by the Fund and Authority of the Manager

(a)                                  The Fund hereby retains the Service Provider as its service provider, and the Service Provider hereby accepts such retainer, for the purpose of providing the Services, subject to, and in accordance with, the terms of this Agreement.

(b)                                 As delegated to the Manager by the Trustee, the Manager has the power and authority to act for and on behalf of the Fund to direct the Service Provider with respect to all ongoing day to day valuation services provided for the Fund in accordance with the terms of this Agreement.

2.2          Authority of the Fund

The Fund hereby represents, warrants and confirms to the Service Provider that it has the power and authority to enter into this Agreement, to retain the Service Provider to provide the Services, and otherwise to perform its obligations hereunder and the Fund has obtained all authorizations and approvals required of the Fund for the due execution, delivery and performance by the Fund of this Agreement and the engagement of the Service Provider to provide the Services hereunder.

2.3          Authority of the Service Provider

The Service Provider hereby represents, warrants and confirms to the Fund that it has the power and authority to enter into this Agreement and to perform its obligations hereunder and the Service Provider has obtained all authorizations and approvals required of the Service Provider for the due execution, delivery and performance by the Service Provider of this Agreement.

Section 3               The Services

3.1          Fund Valuation Services

The Fund and the Service Provider hereby agree that the Service Provider shall provide the fund valuation services described below in respect of the Fund.

The Net Asset Value of the Fund shall be the then fair value of the Fund Property at the time the calculation is made less the amount or fair value of its liabilities at that time excluding all liabilities represented by outstanding Units.  The Net Asset Value per Unit shall be the quotient obtained by dividing the amount equal to the Net Asset Value of the Fund by the total number of outstanding Units, including fractions of Units.  The Net Asset Value of the Fund and its Net Asset Value per Unit shall be computed by the Service Provider as herein provided as at the Valuation Time on every Valuation Day in Canadian dollars converted to United States dollars at the foreign exchange spot rate as of the Valuation Time on each Valuation Day. The fair value of the Fund Property and the amount or fair value of the liabilities of the Fund shall be calculated in such manner as the Service Provider in its sole discretion shall determine from time to time, subject to the following:

(a)                                       The fair value of the Fund Property shall be determined as follows:

(i)                               the value of each Gold Coin shall be its market value based on the price provided by Bloomberg Finance L.P., or, if such information is not available by Bloomberg Finance L.P., a widely recognized pricing service as directed to the Service Provider by the Manager on behalf of the Fund and, if such service is not available, such Gold Coins shall be valued at a price provided by another pricing service as determined by the Manager on behalf of the Fund in consultation with the Service Provider (the “Gold Coin Value”) and the aggregate value of all Gold

Coins of a type is (A) the Gold Coin Value for such type of Gold Coin multiplied by (B) the number of such Gold Coins of such type held by the Fund;

(ii)                            the value of any cash on hand or on deposit, bills, demand notes, accounts receivable, prepaid expenses, and interest accrued and not yet received, shall be deemed to be the full amount thereof unless any such deposit, bill, demand note, account receivable, prepaid expense or interest is not worth the full amount thereof, in which event the value thereof shall be deemed to be such value as the Service Provider in consultation with the Manager on behalf of the Fund shall determine to be the fair value thereof;

(iii)                         short-term investments including notes and money market instruments shall be valued at cost plus accrued interest;

(iv)                        the value of any security or other property for which no price quotations are available or, in the opinion of the Service Provider, to which the above valuation principles cannot or should not be applied, shall be the fair value thereof determined from time to time in such manner as the Service Provider in consultation with the Manager on behalf of the Fund shall from time to time provide; and

(v)                           the value of all assets and liabilities of the Fund valued in terms of a currency other than the currency used to calculate the Net Asset Value of the Fund shall be converted to the currency used to calculate the Net Asset Value of the Fund by applying the rate of exchange obtained from the best available sources to the Service Provider.

(b)                                      The liabilities of the Fund shall be calculated on a fair value basis and shall include the following:

(i)                               all bills, notes and accounts payable of the Fund;

(ii)                            all fees (including management fees) and administrative and operating expenses payable and/or accrued by the Fund;

(iii)                         all contractual obligations of the Fund for the payment of money or property, including distributions of net income and net realized capital gains, if any, declared, accrued or credited to the unitholders of the Fund but not yet paid on the day before the Valuation Day as of which the Net Asset Value of the Fund is being determined;

(iv)                        all allowances of the Fund for taxes or contingencies including, without limitation, withholding taxes;

(v)                           all other liabilities of the Fund of whatsoever kind and nature, except liabilities represented by outstanding Units; and

to the extent that any such liabilities are not otherwise determined by the Service Provider hereunder, the Manager shall direct the Service Provider accordingly.

(c)                                       For the purposes of determining the market value of any security or property pursuant to Subsection 3.1(a) to which the above valuation principles cannot be applied (because no price or yield equivalent quotations are available as provided above, or the current pricing option is not appropriate, or for any other reason), the value thereof shall be the fair value as determined in such manner by the Service Provider and generally adopted by the marketplace from time to time, provided that any change to the standard pricing principles as set out above shall require prior consultation and written agreement. For greater certainty, fair valuing an investment comprising the Fund Property may be appropriate if: (i) market quotations do not accurately reflect the fair value of an investment; (ii) an investment’s value has been materially affected by events occurring after the close of the exchange or market on which the investment is principally traded; (iii) a trading halt closes an exchange or market early; or (iv) other events result in an exchange or market delaying its normal close.

(d)                                      For the purposes of determining the value of Gold Coins including the number and type of Gold Coins, the Trustee, the Manager or the Service Provider shall rely on information provided to them by third parties. The Trustee, the Manager or the Service Provider shall not be required to make any investigation or inquiry as to the accuracy or validity of such information.

(e)                                       Portfolio transactions (investment purchases and sales) will be reflected in the first computation of the Net Asset Value of the Fund made after the date on which the transaction becomes binding.

(f)                                         The Net Asset Value of the Fund and Net Asset Value per Unit on the first Business Day following a Valuation Day shall be deemed to be equal to the Net Asset Value of the Fund (or per Unit, as the case may be) on such Valuation Day after payment of all fees, including management fees, and after processing of all subscriptions and redemptions of Units in respect of such Valuation Day.

(g)                                      The Net Asset Value of the Fund and the Net Asset Value per Unit determined in accordance with the provisions of this section shall be conclusive and binding on all unitholders of the Fund.

(h)                                      The Manager and any investment manager appointed by the Manager, as a Third Party Service Provider, may, with the approval of the Fund, propose such other rules regarding the calculation of the Net Asset Value of the Fund and the Net Asset Value per Unit which they deem necessary from time to time, which rules may deviate from International Financial Reporting Standards.

Where, for the purposes of the foregoing calculation of the Net Asset Value of the Fund and the Net Asset Value per Unit and the calculation of any distributions hereunder, the Service Provider is provided with a value, quotation, or other information related thereto by a third party

(collectively “Third Party Data”), including without limitation, the Manager or any Third Party Service Provider, the Service Provider may rely on such Third Party Data and shall not be required to make any investigation or inquiry as to the accuracy, completeness or validity of such Third Party Data. If such Third Party Data is not available to the Service Provider as of a time reasonably proximate to the Valuation Day, such valuation of the securities or other assets of the Fund shall be based on an estimate or estimates provided by the Manager or a Third Party Service Provider.  Such estimate or estimates will be final and binding and will be considered to be the actual value of such securities or other assets for the purposes of any distribution, Net Asset Value of the Fund or Net Asset Value per Unit calculations. The Service Provider shall have no responsibility or liability, whatsoever, for any loss or damage arising out of or in connection with the Service Provider’s reliance on or any failure to provide such Third Party Data or any such estimates.

3.2          Income and Net Realized Capital Gains

As of the Valuation Time on the last Valuation Day in each taxation year or, subject to reasonable prior notice to the Service Provider, such other time or frequency as the Manager, with the approval of the Fund, may direct from time to time (herein called a “Distribution Date”), the Service Provider shall, in the manner hereinafter provided, determine the amount of the net income and the net realized capital gains of the Fund for the period since the then preceding Distribution Date (or in the case of the first Distribution Date, from the inception of the Fund).

3.3          Determination of Net Income

The net income of the Fund shall be computed as of the Valuation Time on each Distribution Date in accordance with the following rules:

(a)                                  interest shall be computed on an accrual basis;

(b)                                 dividends on preferred and common shares shall be recorded on a cash basis;

(c)                                  capital gains and capital losses shall be excluded;

(d)                                 all other income of the Fund shall be computed in accordance with generally accepted accounting principles; and

(e)                                  all expenses and liabilities due and accruing due which are chargeable to income, if any, shall be deducted in computing net income.

3.4          Determination of Net Realized Capital Gains

The net realized capital gains of the Fund shall be computed as of the Valuation Time on each Distribution Date on the basis of capital gains net of capital losses from dispositions as such term is defined in the Tax Act, made during the period since the then preceding Distribution Date (or in the case of the first Distribution Date, from the inception of the Fund) less net unapplied capital losses realized in and carried forward from prior periods.

3.5          Distribution of Income and Capital Gains to Unitholders

For greater certainty, the Services to be provided by the Service Provider herein do not include any duty or responsibility to make or determine the amount or frequency of any net income, net realized capital gain or other distributions from the Fund.

3.6          Unaudited Financial Statements for the Fund

Subject to Direction from the Manager, the Service Provider shall, based on information in its records, prepare, for Canadian filing purposes only, semi-annual and annual draft unaudited financial statements for the Fund which the Manager shall review and in respect of which the Manager shall provide ongoing Directions, as required, to the Service Provider as to any revisions or amendments thereto and the Manager shall approve the final version of all such financial statements for the Fund.

3.7          Tax Reporting for the Fund

Subject to Direction from and review by the Manager, the Service Provider shall, in the manner and time prescribed by applicable Canadian tax laws, prepare and file or arrange to have prepared and filed on behalf of the Fund, applicable Canadian tax and/or information returns for the Fund and provide a copy of such tax reporting to the Fund upon its request. For greater certainty hereunder, the Fund shall be responsible for all tax reporting and elections to be filed on behalf of the Fund pursuant to any applicable laws of United States of America or of a state or territory of the United States of America; provided that the Service Provider shall provide such agreed upon accounting reports prepared in accordance with the Services hereunder.

Section 4               Directions and Communications

4.1          Directions

Unless otherwise specified herein, all  Directions given under this Agreement shall be given in one of the methods authorized by Section 4.2 and shall be given by an authorized officer, person or other representative of the Manager, a Third Party Service Provider or, if otherwise required hereunder, the Fund acting by the Trustee, as the case may be. The Manager, each Third Party Service Provider and the Trustee shall from time to time furnish the Service Provider with a certificate substantially in the form set out in Schedule “A” hereto signed by the Chief Executive Officer, President, a Vice-President or the Secretary of the Manager, each Third Party Service Provider and the Trustee stating the name(s) and title(s) of the authorized officer(s), person(s) or representative(s) of the Manager, each Third Party Service Provider and the Trustee, as the case may be, authorized to act on behalf of the Manager, each Third Party Service Provider and the Trustee, as the case may be, together with specimen signatures of all such officers, persons or representatives.  The Manager and each Third Party Service Provider and the Trustee shall keep the Service Provider informed as to any changes in its authorized signatories, and the Service Provider shall be entitled to rely upon the identification of such persons as specified in such certificates as the persons entitled to act on behalf of the Manager, any Third Party Service Provider or the Trustee for the purposes of this Agreement until a later certificate respecting the same is delivered to the Service Provider.

The Service Provider shall:

(a)                                  be fully protected in acting upon any Direction believed by it to be genuine and presented by the proper person(s);

(b)                                 be under no duty to monitor or verify whether any Direction by the Manager is in compliance with the terms of the Fund’s governing documentation, or with securities laws, regulations or policies except with respect to any required compliance by the Service Provider with respect to its Services as set out herein; and

(c)                                  be under no duty to make any investigation or inquiry as to any statement contained in any such Direction, but may accept such statement as conclusive evidence of the truth and accuracy of such statement.

Any Direction or telephone instruction, including a Direction or telephone instruction from any Third Party Service Provider, is deemed, for all purposes of this Agreement to be a Direction to the Service Provider from the Manager.

4.2                               Methods of Communication

All communications hereunder (including for greater certainty, Directions) must be given through one of the following methods of communication:

•                                          personal or courier delivery

•                                          prepaid ordinary mail

•                                          authenticated facsimile

•                                          facsimile

•                                          S.W.I.F.T.

•                                          one of the Service Provider’s secured client access channels

•                                          directly between electromechanical or electronic terminals, including subject to Section 4.6, internet or other unsecured lines of communication

•                                          telephone (subject to Section 4.4).

Communications should be addressed, as applicable, as follows:

(a)	in the case of the Service Provider:

RBC Dexia Investor Services Trust
155 Wellington Street West, 5th Floor
P.O. Box 7500, Station “A”
Toronto, Ontario
M5W 1P9

	Attention:	Head of Funds

	Telephone:	(416) 974-5273
	Facsimile:	(416) 955-1240

(b)	in the case of the Fund or the Manager:

APMEX Precious Metals Management Services, Inc.
226 Dean A. McGee Avenue
Oklahoma City, Oklahoma 73102

	Attention:	Chief Executive Officer

	Telephone:	(405) 595-2100 ext. 183
	Facsimile:	(888) 845-6564

(c)	in the case of the Trustee:

Computershare Trust Company of Canada
100 University Avenue
Suite 900, North Tower
Toronto, ON M5J 2Y1

	Attention:	Manager, Corporate Trust

	Telephone:	(416) 263-9200
	Facsimile:	(416) 981-9777

or at such other address and number as the party to whom such communication is to be given shall have last notified to the party giving the same in the manner provided in this Section.

4.3                               Deemed Delivery

Any communication delivered personally shall be deemed to have been given and received on the day it is so delivered (or if that day is not a Business Day, on the next succeeding Business Day). Subject to disruptions in the postal service, any communication mailed shall be deemed to have been given and received on the fifth Business Day following the date of mailing.  Any communication given by authenticated telex, facsimile, S.W.I.F.T. secured client access channels or directly between electromechanical or electronic terminals (other than the internet or unsecured lines of communication) shall be deemed to have been given and received on the business day it is transmitted provided that it was received before 3:00 p.m. (Toronto time), and, if received after 3:00 p.m. (Toronto time), it shall be deemed to have been given and received on the business day following the day of transmission provided in each case that confirmation of transmission is available from the party giving the communication.

4.4                               Telephone Directions

With respect to verbal Directions, the Manager, a Third Party Service Provider and the Fund, as the case may be, shall endeavor to forward Directions (other than by telephone) confirming such telephone Directions on the same day that such verbal Directions are given to the Service Provider. The fact that such confirming Directions are not received or that contrary Directions are received by the Service Provider shall in no way affect the validity of transactions effected by the Service Provider on the basis of the telephone Directions.

4.5                               Telephone Call Recording

The Fund agrees that some or all telephone conversations between the parties, including Directions or communication given by telephone, may be recorded by the Service Provider and that, in the event of any disagreement as to the content of any Directions or communication given by telephone, such recording may be submitted in evidence as to the contents of the Directions or communication.

4.6                               Internet

The Fund agrees and confirms that, in connection with the Services provided by the Service Provider to the Fund hereunder, the Service Provider may forward reports and information to the Manager or the Fund and/or to their authorized agents, and may receive and act upon communications and instructions (including without limitation, Directions) received from the Manager or the Fund and/or their authorized agents, through use of the internet or any other electronic means of communication which is not secure.

The Fund agrees and acknowledges that the internet is not a secure or confidential means of communication, and that accordingly, there are certain risks inherent in its use. The

Fund therefore agrees that the Service Provider shall bear no responsibility or liability whatsoever for any errors and omissions, or direct, indirect or consequential losses or damages that are directly attributable to the use of the internet as a means of communication, including any losses or damages arising from viruses or worms, or the interception, tampering or breach of confidentiality of data or information transmitted which is not encrypted and authenticated in accordance with the Service Provider’s encryption standards.

Without limiting the provisions of this Agreement, the Fund also agrees that the Service Provider may rely and act upon any email instructions or Directions received via the internet from the Manager or the Fund without the Service Provider having to take any further actions of any kind to verify or otherwise ascertain the validity of such instructions or Directions, and any such instructions or Directions shall be binding on the Manager and the Fund on whose behalf the e-mail instructions or Directions shall have been given and neither the Manager nor the Fund shall make any claim or take any action or proceedings against the Service Provider for any losses or damages whatsoever suffered by reason of the Service Provider accepting and acting upon such instructions or Directions so received.

Section 5                                             Fees and Statements

5.1                               Fees and Charges

Commencing at the time of the closing of the Fund’s initial public offering, (i) in consideration of the Services provided by the Service Provider hereunder, the Service Provider shall be paid such compensation as may from time to time be agreed upon in writing between the Fund and the Service Provider and (ii) the Service Provider shall be reimbursed for any reasonable disbursements and expenses incurred in the performance of its duties hereunder.

5.2          Statements

The Service Provider shall send to the Fund and the Manager itemized statements setting out the amount of all compensation, disbursements and expenses provided for in Section 5.1, and such amounts shall be due and payable within thirty days after the respective dates on which such statements were issued by the Service Provider to the Manager hereunder.

Section 6                                             Standard of Care

6.1          Standard of Care

In providing the Services hereunder, the Service Provider shall exercise the care, diligence, skill that a prudent service provider would exercise in comparable circumstances.

6.2          Liability of the Service Provider

The Service Provider shall not be liable for any act or omission in the course of, or connected to, rendering the Services hereunder, except to the extent that such liability directly arises out of the negligence, wilful misconduct or lack of good faith of the Service Provider or failure to comply with its standard of care herein.  In no event shall the Service Provider be liable for any consequential or special damages, including but not limited to loss of reputation, goodwill or business.  Notwithstanding the foregoing or any other provision of this Agreement, the Service Provider’s liability hereunder shall in no event exceed the aggregate amount of fees received by the Service Provider from the Fund with respect to the Services provided in the preceding nine (9) months.

6.3          Limitation of Responsibility

Without limiting Section 6.2 hereof, the Service Provider shall not be responsible for:

(a)                                  any loss or diminution in the value of the Fund Property of the Fund or the adequacy thereof to meet and discharge any and all payments or liabilities in respect of the  Fund;

(b)                                 any act or omission required or demanded by any governmental, taxing, regulatory or other competent authority which has jurisdiction over the Fund;

(c)                                  any loss resulting from official action (including nationalisation and expropriation), currency restrictions or devaluations, acts or threat of war or terrorism, insurrection, revolution or civil disturbance, acts of God, third party strikes or work stoppages, inability of any settlement system to settle transactions, interruptions in postal, telephone, facsimile and/or other communication systems or in power supply, or any other event or factor beyond the reasonable control of the Service Provider;

(d)                                 any failure to act on Directions, if the Service Provider reasonably believed that to do so might result in breach of any applicable law or regulation (whether or not having the force of law) or the terms of this Agreement (but no duty of the Service Provider to comply with any such law or regulation, or in respect of this Agreement, shall be implied from the foregoing);

(e)                                  any action taken in accordance with a Direction from the Manager, or for failure to act in the absence of a Direction from the Manager where a Direction is required under this Agreement;

(f)                                    any registrar, transfer agency or recordkeeping services on behalf of the Fund including, for greater certainty, any payments, statements or tax reporting to unitholders of any net income or net realized capital gains or return of capital determined for purposes of distributions to unitholders of the Fund;

(g)                                 any preparation or filing of any audited financial statements or any compliance, reporting or filings in accordance with applicable securities legislation in Canada (other than any required compliance thereunder by the Service Provider with respect to its Services to the Fund hereunder) or the United States of America or applicable tax laws, regulations, rules or policies of the United States of America that apply to the Fund or any other regulatory filings or other reporting on behalf of the Fund except as provided in Sections 3.6 and 3.7 hereof; or

(h)                                 any ongoing monitoring of the investments of the Fund or any risk factors whatsoever related thereto.

6.4          Indemnification of the Service Provider

The Fund shall indemnify and save harmless the Service Provider and its directors, officers, and employees (each an “Indemnified Party”) from and against all legal fees, judgments and amounts paid in settlement, actually and reasonably incurred by the Indemnified Party in connection with the Services provided hereunder except to the extent incurred as a result of the negligence, willful misconduct or lack of good faith.  For greater certainty, the foregoing does not make the commencement of formal legal proceedings a precondition for indemnification hereunder.

Further, none of the provisions of this Agreement shall require the Service Provider to expend or risk its own funds, appear in, prosecute or defend proceedings, or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder, unless first indemnified to its satisfaction.

Section 7               Amendment and Termination of Agreement

7.1          Amendments

This Agreement may be amended at any time and from time to time, in whole or in part, by written agreement of Fund and the Service Provider.

7.2          Termination

Either party may at any time terminate this Agreement without any penalty by giving at least 60 days’ prior written notice to the other party of such termination.  Such prior notice is not required and termination will be immediate upon the giving of notice in accordance with Section 4 hereof in the event that;

(a)           either party is declared bankrupt or shall be insolvent;

(b)                                 the assets or the business of either party shall become liable to seizure or confiscation by any public or governmental authority;

(c)                                  the Trustee’s and/or the Manager’s power and authority to act on behalf of or to represent the Fund have been revoked or terminated or otherwise no longer in full force and effect; or

(d)                                 the Fund’s initial public offering is not completed by December 31, 2011 unless otherwise extended by the Trustee and notified to the Service Provider pursuant to Directions.

Section 8               Miscellaneous

8.1          Access to Records

On reasonable notice and during normal business hours, the Service Provider shall make available to and permit the officers and employees of the Manager and such regulatory authorities as may have lawful jurisdiction over the Fund to inspect and make copies of all accounts, books and records maintained by the Service Provider in connection with its duties under this Agreement, provided such persons comply with the Service Provider’s reasonable requirements as to confidentiality and privacy.

8.2          Review of Statements

The Manager shall within 60 days following the issuance of any statement by the Service Provider related to the provision of Services hereunder, provide the Service Provider with notice of any alleged omissions, from or additions wrongly made to or inaccurate entries in each such statement. If such notification by the Manager is not received by the Service Provider within such 60 day period, the Service Provider shall be released and discharged from all liability and accountability to anyone with respect to its acts and all transactions during the period covered by such statement, except as provided in this Agreement.

8.3          Self-Dealing

The Service Provider’s services to the Fund are not exclusive and, subject to the limitations otherwise provided in this Agreement on the power and authorities of the Service Provider, the Service Provider may for any purpose, and is hereby expressly authorized from time to time in its discretion to, appoint, employ, invest in, contract or deal with any individual, firm, partnership, association, trust or body corporate, including without limitation, itself and any partnership, trust or body corporate with which it may directly or indirectly be affiliated or in which it may be directly or indirectly interested, whether on its own account or for the account of another (in a fiduciary capacity or otherwise), without being liable to account therefor and without being in breach of this Agreement.

Without limiting the generality of the foregoing, the Fund hereby authorizes the Service Provider to act hereunder notwithstanding that the Service Provider or any of its divisions, branches or affiliates may:

(a)                                  have a material interest in the transaction or that circumstances are such that the Service Provider may have a potential conflict of duty or interest including the fact that the Service Provider or any of its affiliates may:

(i)        purchase, hold, sell, invest in or otherwise deal with securities or other property of the same class and nature as may be held in the Fund, whether on its own account or for the account of another (in a fiduciary capacity or otherwise);

(ii)       act as a market maker in the securities that form part of the Fund Property to which Directions relate;

(iii)                               provide brokerage services to other clients;

(iv)                              act as financial adviser to the issuer of such securities;

(v)                                 act in the same transaction as agent for more than one client;

(vi)                              have a material interest in the issue of securities that form part of the Fund Property;

(vii)                           use in other capacities knowledge gained in its capacity as a provider of Services hereunder provided that the Fund is not materially or adversely affected thereby;

and

(b)                                 earn profits from any of the activities listed herein,

without being liable to account therefor and without being in breach of this Agreement.

8.4          Assignment

Subject to Section 8.5, neither this Agreement nor any of the rights or obligations of either party hereunder may be assigned to any other person without the prior written consent of the other party.

8.5          Successors

Any trust company resulting from the merger or amalgamation of the Service Provider with one or more trust companies or any trust company, which succeeds to substantially all of the business of the Service Provider shall thereupon become the successor to the Service Provider hereunder without further act or formality.

8.6          Confidentiality

Except as provided in Section 8.3 (a)(vii) hereof, each party shall hold in confidence all information relating to the Fund and this Agreement and may only release such information to others where required by law or pursuant to Directions, if applicable, or as otherwise agreed between the parties.

8.7          Capacity

For greater certainty, the parties acknowledge that the Service Provider is not entering into this Agreement in a fiduciary capacity and the terms of this Agreement and the performance by the Service Provider of its obligations under this Agreement shall not result, directly or indirectly or in any manner whatsoever, in any fiduciary duties being imposed or inferred upon the Service Provider.

8.8          Governing Laws

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, and the parties hereto irrevocably attorn to the exclusive jurisdiction of the court system of the Province of Ontario.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first written above.

APMEX PHYSICAL - 1 OZ. GOLD REDEEMABLE TRUST BY ITS TRUSTEE, COMPUTERSHARE TRUST COMPANY OF CANADA

Per:	/s/ David Ha

Per:	/s/ Ann Samuel

RBC DEXIA INVESTOR SERVICES TRUST

Per:	/s/ Amy Scott

Per:	/s/ John Lockbaum